Exhibit 10.47

EVOFEM BIOSCIENCES, INC.

AMENDED AND RESTATED 2012 EQUITY INCENTIVE PLAN1

1.    PURPOSE. This Evofem Biosciences, Inc. Amended and Restated 2012 Equity Incentive Plan has two complementary purposes: (a) to attract and retain outstanding individuals to serve as officers, directors, employees, consultants and advisors to the Company and its Affiliates, and (b) to increase stockholder value. The Plan will provide Participants incentives to increase stockholder value by offering the opportunity to acquire shares of the Company’s common stock or receive monetary payments based on the value of such common stock, on the potentially favorable terms that this Plan provides.

2.    EFFECTIVE DATE. The Plan shall be effective, and Awards may be granted on and after July 25, 2012.

3.    DEFINITIONS. Capitalized terms used in this Plan have the following meanings:

(a)    “Administrator” means (i) prior to the IPO Date, the Board, and (ii) on and after the IPO Date, the Committee.

(b)    “Affiliate” means any entity that, directly or through one or more intermediaries, is controlled by, controls, or is under common control with, the Company within the meaning of Code Sections 414(b) or (c), provided that, in applying such provisions, the phrase “at least 50 percent” shall be used in place of “at least 80 percent” each place it appears therein.

(c)    “Award” means a grant of Options, Performance Shares, Restricted Stock, or Restricted Stock Units.

(d)    “Board” means the Board of Directors of the Company.

(e)    “Cause” means: (i) if the Participant is subject to an employment or consulting agreement with the Company or an Affiliate that includes a definition of “Cause,” such definition, or (ii) in any other case, “Cause” means any of the following: (A) the Participant’s conviction of a felony (or plea of nolo contendere thereto); (B) the Participant’s willful refusal to substantially perform his or her duties as an employee or consultant (other than as a result of disability or illness or an absence approved by the Company); (C) the Participant’s willful engagement in misconduct that is materially injurious to the Company or an Affiliate; (D) the Participant’s violation of any material policy or code of conduct of the Company or an Affiliate; or (E) the Participant’s violation of the provisions of any employment agreement, non-competition agreement, confidentiality agreement, assignment of invention agreement, or any similar agreement with the Company or an Affiliate.

(f)    “Change of Control” shall be deemed to have occurred as of the first day that any one or more of the following conditions is satisfied, including, but not limited to, signing of documents by all parties and approval by all regulatory agencies, if required:

(i)    Any person (as such term is defined in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d)) other than an Excluded Person (as defined below) becomes the Beneficial Owner (as such term is defined pursuant to rules promulgated under the Exchange Act), directly or indirectly, of

[1]

Plan assumed by Evofem Biosciences, Inc. (f/k/a Evofem Holdings, Inc.) pursuant to that certain Agreement of Merger, dated October 30, 2015, by and among Evofem Biosciences, Inc., Amphora Merger Sub, Inc., and Evofem, Inc.

securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities (not including (A) any securities of the Company acquired and/or beneficially owned by such person if such person is an existing stockholder of the Company and (B) any securities acquired directly from the Company or its Affiliates).

(ii)    The stockholders approve a plan of complete liquidation or dissolution of the Company.

(iii)    The consummation of (A) an agreement for the sale or disposition of all or substantially all of the Company’s assets (other than to an Excluded Person), or (B) a merger, consolidation or reorganization of the Company with or involving any other corporation, other than (1) a merger, consolidation or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), at least fifty percent (50%) of the combined voting power of the voting securities of the Company (or such other surviving entity) outstanding immediately after such merger, consolidation or reorganization, or (2) a merger, consolidation or reorganization that would result in at least fifty percent (50%) of the combined voting power of the voting securities of the Company (or such other surviving entity) outstanding immediately after such merger, consolidation or reorganization being held by an Excluded Person.

An Excluded Person means: (i) the Company or any of its Affiliates, (ii) a trustee or other fiduciary holding securities under any employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock in the Company.

Notwithstanding the foregoing, with respect to an Award that is considered deferred compensation subject to Code Section 409A, the definition of “Change of Control” (if a Change of Control results in the payment of such Award) shall be amended and interpreted in a manner that allows the definition to satisfy the requirements of a change of control under Code Section 409A.

Notwithstanding the foregoing, in no event shall an IPO constitute a Change of Control.

(g)    “Change of Control Price” means the higher of: (i) the Fair Market Value of a Share, as determined on the date of the Change of Control; or (ii) the highest price per Share paid in the Change of Control transaction.

(h)    “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.

(i)    “Committee” means the Compensation Committee of the Board (or such successor committee with the same or similar authority).

(j)    “Common Stock” means the common stock of the Company.

(k)    “Company” means Evofem Biosciences, Inc., a Delaware corporation, or any successor thereto.

(l)    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. Any reference to a specific provision of the Exchange Act shall be deemed to include any successor provision thereto.

(m)    “Fair Market Value” means, per Share on a particular date,

(i)    Prior to the IPO Date, the value as determined by the Administrator in good faith. In determining Fair Market Value, the Administrator shall consider the price paid for any securities of the Company in a private placement made within the prior twelve (12) months, with appropriate adjustment for any differences in the rights, preferences or privileges of such securities as opposed to a Share, and the Administrator may, but shall not be required to, rely on the most recent valuation determined by an independent appraiser;

(ii)    On the IPO Date, the price at which a Share is first sold to the public on such date; and

(iii)    After the IPO Date, (A) if the Shares are listed for trading on the New York Stock Exchange, the last reported sales price on the date in question as reported in The Wall Street Journal, or if no sales of Shares occur on the date in question, on the last preceding date on which there was a sale on such exchange; or (B) if the Shares are not listed or admitted to trading on the New York Stock Exchange, the last reported sales price on the date in question on the principal national securities exchange on which the Shares are listed or admitted to trading, or if no sales of Shares occur on the date in question, on the last preceding date on which there was a sale on such exchange; or (C) if the Shares are not listed or admitted to trading on any national securities exchange, the last reported sales price on the date in question in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System (“NASDAQ”) or such other system then in use, or if no sales of Shares occur on the date in question, on the last preceding date on which there was a sale; or (D) if on any such date the Shares are not quoted by any such organization, the last sales price on the date in question as furnished by a professional market making a market in the Shares selected by the Company for the date in question, or if no sales of Shares occur on the date in question, on the last preceding date on which there was a sale; or (E) if on any such date no market maker is making a market in the Shares, the price as determined in good faith by the Administrator.

(n)    “IPO” means the initial public offering of shares of the Company’s voting common stock pursuant to an effective registration statement filed by the Company under the Securities Act.

(o)    “IPO Date” means the date on which the shares of the Company’s voting common stock are first sold to the public pursuant to an effective registration statement filed by the Company under the Securities Act.

(p)     “Option” means the right to purchase Shares at a stated price. “Options” may either be “incentive stock options” which meet the requirements of Code Section 422, or “nonqualified stock options” which do not meet the requirements of Code Section 422.

(q)     “Participant” means an officer or other employee of the Company or its Affiliates, a consultant or advisor who provides services to the Company or its Affiliates, including a non-employee director of the Board, who the Administrator designates to receive an Award.

(r)    “Performance Goals” means any goals the Administrator establishes that relate to one or more of the following for such period as the Administrator specifies:

(i)    Revenue;

(ii)    Earnings before interest, taxes, depreciation and amortization, as adjusted (EBITDA as adjusted);

(iii)    Income before income taxes and minority interests;

(iv)    Operating income;

(v)    Pre- or after-tax income;

(vi)    Average accounts receivable;

(vii)    Cash flow;

(viii)    Cash flow per share;

(ix)    Net earnings;

(x)    Basic or diluted earnings per share;

(xi)    Return on equity;

(xii)    Return on assets;

(xiii)    Return on capital;

(xiv)    Growth in assets;

(xv)    Economic value added;

(xvi)    Share price performance;

(xvii)    Total stockholder return;

(xviii)    Improvement or attainment of expense levels;

(xix)    Market share or market penetration; or

(xx)    Business expansion, and/or acquisitions or divestitures.

The Administrator may specify at the time an Award is made that the Performance Goals are to be measured for an individual, the Company, for the Company on a consolidated basis, for any one or more Affiliates or divisions of the Company and/or for any other business unit or units of the Company, and/or that the Performance Goals are to be measured either in absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies.

As to each Performance Goal, the relevant measurement of performance shall be computed in accordance with generally accepted accounting principles, if applicable, but, unless otherwise determined by the Administrator and to the extent consistent with Code Section 162(m), will exclude the effects of: (i) charges for reorganizing and restructuring; (ii) discontinued operations; (iii) asset write-downs; (iv) gains or losses on the disposition of a business; (v) changes in tax or accounting principles, regulations or laws;

(vi) mergers, acquisitions or dispositions; and (vii) extraordinary, unusual and/or non-recurring items of gain or loss, that in each case the Company identifies in its audited financial statements, including footnotes, or, after the IPO Date, in the Management’s Discussion and Analysis section of the Company’s annual report.

In the case of Awards that the Administrator determines will not be considered “performance-based compensation” under Code Section 162(m), or for purposes of exercising negative discretion in connection with an Award that is considered “performance based compensation” under Code Section 162(m), the Administrator may establish other Performance Goals not listed in this Plan.

(s)    “Performance Shares” means the right to receive Shares to the extent the Company and/or Participant achieves or partially achieves one or more Performance Goals over a period of time the Administrator designates.

(t)    “Plan” means this Evofem Biosciences, Inc. Amended and Restated 2012 Equity Incentive Plan, as amended from time to time.

(u)    “Registration Event” means the date the Company files an effective registration statement under the Securities Act, including in connection with an IPO, or under Section 12(g) of the Exchange Act.

(v)    “Restricted Stock” means Shares that are subject to a risk of forfeiture and/or restrictions on transfer, which may lapse upon the achievement or partial achievement of one or more Performance Goals during a specified period and/or upon the completion of a period of service, as determined by the Administrator.

(w)    “Restricted Stock Unit” means the right to receive a Share, or a cash payment the amount of which is equal to the Fair Market Value of a Share, which is subject to a risk of forfeiture which may lapse upon the achievement or partial achievement of one or more Performance Goals during a specified period and/or upon the completion of a period of service, as determined by the Administrator.

(x)    “Section 16 Participants” means Participants who are subject to the provisions of Section 16 of the Exchange Act.

(y)    “Securities Act” means the Securities Act of 1933, as amended from time to time.

(z)     “Share” means a share of Common Stock.

(aa)    “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the chain) owns stock possessing more than fifty percent (50%) of the total combined voting power of all classes of stock in one of the other corporations in the chain.

(bb)    “10% Owner-Employee” means an employee who, at the time an incentive stock option is granted, owns (directly or indirectly, within the meaning of Code Section 424(d)) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Subsidiary.

4.    ADMINISTRATION.

(a)    General. The Administrator has full authority to administer this Plan, including the authority to (i) interpret the provisions of this Plan, (ii) prescribe, amend and rescind rules and regulations relating to this Plan, (iii) correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award agreement in the manner and to the extent it deems desirable to carry this Plan or such Award into effect, and (iv) make all other determinations necessary or advisable for the administration of this Plan. All Administrator determinations are final and binding.

(b)    Delegation to Committees or Officers. To the extent applicable law permits, the Administrator may delegate to a committee of the Board or to one or more officers of the Company any or all of the authority and responsibility of the Administrator under the Plan. However, no such delegation is permitted on or after the Registration Event with respect to Awards made to Section 16 Participants at the time any such delegated authority or responsibility is exercised unless the delegation is to a committee or sub-committee consisting entirely of non-employee directors who qualify as such under Rule 16b-3(b) of the Exchange Act. In the event of such delegation, all references to the Administrator in this Plan or any Award agreement shall include such committee or one or more officers to the extent of such delegation.

(c)    No Liability. No member of the Board or Committee, and no individual or officer to whom a delegation under subsection (b) has been made, will be liable for any act done, or determination made, by the individual in good faith with respect to the Plan or any Award. The Company will indemnify and hold harmless such individual to the maximum extent that the law and the Company’s bylaws permit.

5.    DISCRETIONARY GRANTS OF AWARDS. Subject to the terms of this Plan, the Administrator has full power and authority to: (a) designate from time to time the Participants to receive Awards under this Plan; (b) determine the type or types of Awards to be granted to each Participant; (c) determine the number of Shares with respect to which an Award relates; and (d) determine the terms and conditions of any Award. Awards under this Plan may be granted either alone or in addition to, in tandem with, or in substitution for any other Award (or any other award granted under another plan of the Company or any Affiliate). The Administrator’s designation of a Participant in any year will not require the Administrator to designate such person to receive an Award in any other year.

6.    SHARES RESERVED UNDER THIS PLAN.

(a)    Plan Reserve. An aggregate of (14,000,000) Shares are reserved for issuance under this Plan. However, not more than (14,000,000) of the reserved Shares may be issued pursuant to incentive stock options. The limitations of this subsection are subject to adjustments as provided in Section 13.

(b)    Replenishment of Shares Under this Plan. If an Award lapses, expires, terminates or is cancelled without the issuance of Shares or payment of cash under the Award, then the Shares subject to or reserved for in respect of such Award, or the Shares to which such Award relates, may again be used for new Awards as determined under subsection (a), including issuance pursuant to incentive stock options. If Shares are delivered to (or withheld by) the Company in payment of the exercise price or withholding taxes of an Award, then such Shares may be used for new Awards under this Plan as determined under subsection (a), including issuance pursuant to incentive stock options. If Shares are issued under any Award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares, then such Shares may be used for new Awards under this Plan as determined under subsection (a), other than pursuant to incentive stock options.

7.    OPTIONS. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each Option, including but not limited to:

(a)    Whether the Option is an incentive stock option or a nonqualified stock option; provided that in the case of an incentive stock option, if the aggregate Fair Market Value (determined at the time of grant) of the Shares with respect to which such option and all other incentive stock options issued under this Plan (and under all other incentive stock option plans of the Company or any Affiliate that is required to be included under Code Section 422) are first exercisable by the Participant during any calendar year exceeds $100,000, such Option automatically shall be treated as a nonqualified stock option to the extent this limit is exceeded.

(b)    The number of Shares subject to the Option.

(c)    The exercise price per Share, which may not be less than the Fair Market Value of a Share as determined on the date of grant; provided that an incentive stock option granted to a 10% Owner-Employee must have an exercise price that is at least one hundred ten percent (110%) of the Fair Market Value of a Share on the date of grant.

(d)    The terms and conditions of exercise.

(e)    The termination date, except that each Option must terminate no later than the tenth (10th) anniversary of the date of grant, and each incentive stock option granted to any 10% Owner-Employee must terminate no later than the fifth (5th) anniversary of the date of grant. Notwithstanding anything to the contrary in this Plan or in any Award agreement, if a Participant’s employment or service with the Company terminates due to death or disability, then the vested portion of Participant’s Option will terminate on the close of business at the Company’s headquarters on the day that is six (6) months following the date of Participant’s termination of employment or service.

In all other respects, the terms of any incentive stock option should comply with the provisions of Code Section 422 except to the extent the Administrator determines otherwise. Upon a Participant’s death, the Option may be exercised by the person or persons to whom such Participant’s rights under the Option shall pass by will or by applicable law or, if no such person has such rights, by his or her executor or administrator.

8.    PERFORMANCE SHARE AWARDS. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each Performance Share Award, including but not limited to:

(a)    The number of Shares to which the Performance Share Award relates.

(b)    The terms and conditions of each Award, including, without limitation, the Performance Goals that must be achieved for the Participant to realize all or a portion of the benefit provided under the Award.

(c)    Whether all or a portion of the Shares subject to the Award will be issued to the Participant, without regard to whether the Performance Goals have been attained, in the event of the Participant’s death, disability, retirement or other termination of employment.

9.    RESTRICTED STOCK AND RESTRICTED UNIT AWARDS. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each award of Restricted Stock or Restricted Stock Units, including but not limited to:

(a)    The number of Shares or Restricted Stock Units to which such Award relates.

(b)    The period of time over which the restrictions imposed on Restricted Stock will lapse and the vesting of Restricted Stock Units will occur, and whether, as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Performance Goals must be achieved during such period as the Administrator specifies.

(c)    With respect to awards of Restricted Stock, the manner of registration of certificates for such Shares, and whether to hold such Shares in escrow pending lapse of the risk of forfeiture and/or restrictions on transfer or to issue such Shares with an appropriate legend referring to such restrictions.

(d)    With respect to awards of Restricted Stock, whether dividends paid with respect to such Shares will be immediately paid or held in escrow or otherwise deferred and whether such dividends shall be subject to the same terms and conditions as the Award to which they relate.

(e)    With respect to awards of Restricted Stock Units, whether to credit dividend equivalent units equal to the amount of dividends paid on a Share and whether such dividend equivalent units shall be subject to the same terms and conditions as the Award to which they relate.

10.    TRANSFERABILITY. Each Award granted under this Plan is not transferable other than by will or the laws of descent and distribution, except that a Participant may, to the extent the Administrator allows and in a manner the Administrator specifies: (a) designate in writing a beneficiary to exercise the Award after the Participant’s death; or (b) transfer any Award.

11.    TERMINATION AND AMENDMENT OF PLAN; AMENDMENT, MODIFICATION OR CANCELLATION OF AWARDS.

(a)    Term. Subject to the right of the Board to terminate the Plan pursuant to Section 11(b), the Plan shall remain in effect until all Shares subject to it shall have been purchased or acquired according to the Plan’s provisions; provided that no incentive stock option may be issued under the Plan after the tenth (10th) anniversary of the Plan’s effective date; provided, further, that the Plan shall terminate automatically on the ten (10) year anniversary of the Plan’s effective date.

(b)    Termination and Amendment of Plan. The Board may amend, alter, suspend, discontinue or terminate this Plan at any time, provided that stockholders must approve any of the following Plan amendments: (i) an amendment to increase any number of Shares specified in Section 6(a) (except as permitted by Section 13) or expand the class of individuals eligible to receive an Award; or (ii) any other amendment if required by applicable law.

(c)    Amendment, Modification or Cancellation of Awards. Except as provided in subsection (e) and subject to the requirements of this Plan, the Administrator may (i) waive any restrictions or conditions applicable to any Award or the exercise of the Award or (ii) modify or amend any Award, provided that if any such modification or amendment adversely affects the rights of a Participant under the Award, such modification or amendment shall be effective only if consented to by the Participant, but the Administrator need not obtain Participant (or other interested party) consent for the cancellation of an Award pursuant to the provisions of Section 13. Notwithstanding the foregoing, any such amendment shall be made in a manner that will enable an Award intended to be exempt from Code Section 409A to continue to be so exempt, or to enable an Award intended to comply with Code Section 409A to continue to so comply.

(d)    Survival of Administrator Authority and Awards. Notwithstanding the foregoing, the authority of the Administrator to administer this Plan and modify or amend an Award may extend beyond the date of this Plan’s termination. In addition, termination of this Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.

(e)    Repricing Prohibited. Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided in Section 13, neither the Administrator nor any other person may decrease the exercise price or grant price of any Option nor take any action that would result in a deemed decrease of the exercise price or grant price of an Option under Code Section 409A, after the date of grant.

(f)    Foreign Participation. To assure the viability of Awards granted to Participants employed in foreign countries, the Administrator may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Board may approve such supplements to, or amendments, restatements or alternative versions of this Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Board approves for purposes of using this Plan in a foreign country will not affect the terms of this Plan for any other country.

12.    TAXES. Withholding. The Company is entitled to withhold the amount of any tax attributable to any amount payable or Shares deliverable under this Plan after giving the person entitled to receive such amount or Shares notice as far in advance as practicable, and the Company may defer making payment or delivery if any such tax may be pending unless and until indemnified to its satisfaction. The Administrator may permit a Participant to pay all or a portion of the federal, state and local withholding taxes arising in connection with the grant, vesting or payment of an Award, by electing to (a) have the Company withhold Shares otherwise issuable under the Award, or (b) tender back Shares received in connection with such Award, in each case having a Fair Market Value equal to the amount to be withheld; provided that the amount to be withheld may not exceed the total statutory minimum federal, state and local tax withholding obligations associated with the transaction. The election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as the Administrator requires. The Fair Market Value of fractional Shares remaining after payment of the withholding taxes may be paid to the Participant in cash. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and any Affiliate shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant.

(b)    No Guarantee of Tax Treatment. Notwithstanding any provisions of the Plan, the Company does not guarantee to any Participant or any other person with an interest in an Award that any Award intended to be exempt from Code Section 409A shall be so exempt, nor that any Award intended to comply with Code Section 409A shall so comply, nor that any Award designated as an incentive stock option within the meaning of Code Section 422 qualifies as such, and neither the Company nor any Affiliate shall indemnify, defend or hold harmless any individual with respect to the tax consequences of any such failure.

13.    ADJUSTMENT PROVISIONS; CHANGE OF CONTROL.

(a)    Adjustment of Shares. If (i) the Company shall at any time be involved in a merger or other transaction in which the Shares are changed or exchanged; (ii) the Company shall subdivide or combine the Shares or the Company shall declare a dividend payable in Shares, other securities or other property; (iii) the Company shall effect a cash dividend the amount of which, on a per Share basis, exceeds ten percent (10%) of the Fair Market Value of a Share at the time the dividend is declared, or the Company shall effect any other dividend or other distribution on the Shares in the form of cash, or a repurchase of Shares, that the Board determines by resolution is special or extraordinary in nature or that is in connection with a transaction that the Company characterizes publicly as a recapitalization or reorganization involving the Shares; or (iv) any other event shall occur, which, in the case of this clause (iv), in the judgment of the Administrator necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Administrator shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares subject to this Plan (including the number and type of Shares that may be issued pursuant to incentive stock options), (ii) the number and type of Shares subject to outstanding Awards, (iii) the grant, purchase, or exercise price with respect to any Award, and (iv) to the extent such discretion does not cause an Award that is intended to qualify as performance-based compensation under Code Section 162(m) to lose its status as such, the Performance Goals established under any Award. In any such case, the Administrator may also make provision for a cash payment in an amount determined by the Administrator to the holder of an outstanding Award in exchange for the cancellation of all or a portion of the Award (without the consent of the holder of an Award) effective at such time as the Administrator specifies (which may be the time such transaction or event is effective); provided that any such adjustment to an Award that is exempt from Code Section 409A shall be made in manner that permits the Award to continue to be so exempt, and any adjustment to an Award that is subject to Code Section 409A shall be made in a manner that complies with the provisions thereof. However, with respect to Awards of incentive stock options, no such adjustment may be authorized to the extent that such authority would cause this Plan to violate Code Section 422(b). Further, the number of Shares subject to any Award payable or denominated in Shares must always be a whole number.

Without limitation, in the event of any reorganization, merger, consolidation, combination or other similar corporate transaction or event, whether or not constituting a Change of Control, other than any such transaction in which the Company is the continuing corporation and in which the outstanding Common Stock is not being converted into or exchanged for different securities, cash or other property, or any combination thereof, the Administrator may substitute, on an equitable basis as the Administrator determines, for each Share then subject to an Award, the number and kind of shares of stock, other securities, cash or other property to which holders of Common Stock are or will be entitled in respect of each Share pursuant to the transaction.

(b)    Issuance or Assumption. Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise reserved or available under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Administrator may authorize the issuance or assumption of awards upon such terms and conditions as it may deem appropriate.

(c)    Change of Control.

(i)    Upon or immediately prior to the date of a Change of Control, and subject to the provisions of subsection (d), the Board may provide that all outstanding Awards that are then vested or earned shall be cancelled in exchange for a payment in cash and/or Shares (which may include shares or other securities of any surviving or successor entity or the purchasing entity) equal to:

(1)    In the case of an Option, the excess of the Change of Control Price of the Shares covered by the vested portion of the Option over the exercise or grant price of such Shares under the Award; provided that if such amount is zero, the Option shall be cancelled without payment therefor;

(2)    In the case of Restricted Stock Units, the Change of Control Price multiplied by the number of vested units; and

(3)    In the case of a Performance Share Award which has been earned in whole or in part, the Change of Control Price multiplied by the number of earned Shares.

(ii)    If, in connection with the Change of Control, the Options issued under the Plan are not assumed, or if substitute Options are not issued, or if the assumed or substituted awards fail to contain similar terms and conditions as the Award prior to the Change of Control or fail to preserve, to the extent applicable, the benefit to be provided to the Participant as of the date of the Change of Control, including but not limited to the right of the Participant after the IPO Date to receive Shares upon exercise of the Option that are registered for sale to the public pursuant to an effective registration statement filed with the U.S. Securities and Exchange Commission, then each holder of an Option that is outstanding as of the date of the Change of Control shall have the right, exercisable by written notice to the Company (or its successor in the Change of Control transaction) within thirty (30) days after the Change of Control (but not beyond the Option’s expiration date), to receive, in exchange for the surrender of the Option, an amount of cash equal to the excess of the Fair Market Value of the Shares on the date of surrender covered by the Option (to the extent vested and not yet exercised) that is so surrendered over the exercise price of such Shares under the Award. If the Administrator so determines prior to the Change of Control, any such Option that is not exercised or surrendered prior to the end of such thirty (30)-day period will be cancelled, even if vested.

(iii)    The portion of any Award that has not vested or been earned as of the date of the Change of Control shall be cancelled without payment therefor, unless and to the extent provided otherwise in an award agreement or as approved by the Board prior to the Change of Control.

(d)    Parachute Payment Limitation.

(i)    Except as may be set forth in a written agreement by and between the Company and the holder of an Award, in the event that the Company’s auditors determine that any payment or transfer by the Company under the Plan to or for the benefit of a Participant (a “Payment”) would be nondeductible by the Company for federal income tax purposes because of the provisions concerning “excess parachute payments” in Code Section 280G, then the aggregate present value of all Payments shall be reduced (but not below zero) to the Reduced Amount. For purposes of this Section 13(d), the “Reduced Amount” shall be the amount, expressed as a present value, which maximizes the aggregate present value of the Payments without causing any Payment to be nondeductible by the Company because of Code Section 280G.

(ii)    If the Company’s auditors determine that any Payment would be nondeductible by the Company because of Code Section 280G, then the Company shall promptly give the Participant notice to that effect, a copy of the detailed calculation thereof and of the Reduced Amount, and which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount). For purposes of this Section 13(d), present value shall be determined in accordance with Code Section 280G(d)(4). All determinations made by the Company’s auditors under this Section 13(d) shall be binding upon the Company and the Participant and shall be made within sixty (60) days of the date when a Payment becomes payable or transferable. As promptly as practicable following such determination and the elections hereunder, the Company shall pay or transfer to or for the benefit of the Participant such amounts as are then due to him or her under the Plan and shall promptly pay or transfer to or for the benefit of the Participant in the future such amounts as become due to him or her under the Plan.

(iii)    As a result of uncertainty in the application of Code Section 280G at the time of an initial determination by the Company’s auditors hereunder, it is possible that Payments will have been made by the Company that should not have been made (an “Overpayment”) or that additional Payments that will not have been made by the Company could have been made (an “Underpayment”), consistent in each case with the calculation of the Reduced Amount hereunder. In the event that the Company’s auditors, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant that the auditors believe has a high probability of success, determine that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Participant which he or she shall repay to the Company, together with interest at the applicable federal rate provided in Code Section 7872(f)(2); provided, however, that no amount shall be payable by the Participant to the Company if and to the extent that such payment would not reduce the amount subject to taxation under Code Section 4999. In the event that the auditors determine that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Company to or for the benefit of the Participant, together with interest at the applicable federal rate provided in Code Section 7872(f)(2).

(iv)    For purposes of this Section 13(d), the term “Company” shall include affiliated corporations to the extent determined by the auditors in accordance with Code Section 280G(d)(5).

14.    STOCK TRANSFER RESTRICTIONS.

(a)    Restriction on Transfer. Shares issued under the Plan may not be sold or otherwise disposed of except as permitted by the Board. As a condition to the receipt of Shares hereunder, the Participant (or individual entitled to receive Shares following the Participant’s death) may be required to execute a stockholders agreement or other agreement required by the Board of the Company’s stockholders.

(b)    Restrictions; Legends. All Shares delivered under the Plan shall be subject to such restrictions as the Administrator may deem advisable, and the Administrator may cause a legend or legends to be put on any certificates for shares to make appropriate references to such restrictions.

(c)    Right to Purchase Shares. Pursuant to the provisions of this Section 14(c), the Company shall have the right (the “Purchase Right”), but not the obligation, to purchase the Shares acquired by the Participant under this Plan upon the occurrence of any of the following events (each, a “Trigger Date”):

(i)    The Participant’s termination of employment or service from the Company and its Affiliates, or

(ii)    The issuance of any Shares following a Participant’s termination of employment or service from the Company and its Affiliates pursuant to the terms of an Award, such as upon the exercise of an Option following termination of employment.

The purchase price for the Shares subject to such Purchase Right shall be the Fair Market Value of the Shares on the applicable Trigger Date.

The Company may exercise its Purchase Right by giving written notice thereof to the Participant within thirty (30) days after the Trigger Date (the thirty (30) day period in each case, the “Call Period”) of the number of Shares with respect to which the Purchase Right is being exercised. The Company shall promptly determine the purchase price for the Shares subject to the Purchase Right and shall notify the Participant of such determination. The Company shall pay such purchase price in cash.

Upon the delivery of the payment described herein by the Company, the Participant shall take all actions necessary, and execute all related documents specified by the Company as being reasonably necessary to consummate the sale of the Shares to the Company, and the Participant hereby appoints the Company’s Secretary as his or her true and lawful attorney-in-fact to exercise and deliver all such instruments, documents and writings, and to take all such actions as shall be required to consummate the sale of the Shares to the Company as contemplated in this Section. Such power is a special power of attorney coupled with an interest, is irrevocable, and shall run with the Shares to any subsequent owners thereof.

(d)    Right of First Refusal.

(i)    Transfer. Whenever a Participant has any notice or knowledge of any attempted, impending or consummated involuntary transfer of, or lien, charge or other encumbrance upon, any of the Participant’s Shares acquired under this Plan during the Participant’s lifetime, whether by operation of law or otherwise, including the death or divorce of the Participant’s spouse if the Participant does not succeed to the marital property interest of such spouse in any Shares, or whenever the Participant proposes to sell or otherwise transfer any of the Participant’s Shares issued under this Plan to any party other than another Company stockholder or the Company (in each case, a “Proposed Transfer”), the Participant shall give immediate written notice thereof to the Company. Such notice shall specify all information relevant to the Proposed Transfer, including the number of Shares subject to the Proposed Transfer, the identity of the transferee, a description of the nature of the Proposed Transfer and a copy of any written documents relating to the Proposed Transfer and, if applicable, the purchase price proposed to be paid by the transferee for the Shares. Such notice by the Participant shall constitute an offer to sell all of the Shares that are the subject of the Proposed Transfer to the Company in the manner specified in subsection (c) for the purchase price determined under subsection (d).

(ii)    Tendering of Shares. At the time a Participant sends a written notice under paragraph (i), the Participant shall send to the Secretary of the Company the applicable stock certificates for the Shares so offered, together with transfer instruments executed in blank sufficient to effect the transfer of all of such Shares, if purchased pursuant to such offer, which shall be held by the Company in trust for delivery to the purchasers of such Shares if a sale is effected hereunder.

(iii)    Company’s Exercise of Purchase Right. In the event that a Proposed Transfer arises pursuant to paragraph (i), the Company shall have an option to elect to purchase any part or all of the Shares to which the Proposed Transfer applies for a period of ninety (90) days from the date the Company receives the notice from the Participant of the Proposed Transfer. If the Company desires to exercise in whole or in part its purchase right, then the Company shall signify such exercise and the number of Shares to be purchased by delivering written notice to the transferring Participant, or the Participant’s legal representative, as the case may be, prior to the end of the ninety (90)-day period. The Company may exercise its purchase option with respect to any part or all of the Shares subject to the Proposed Transfer.

(iv)    Purchase Price and Payment under Purchase Options. The purchase price for all Shares purchased pursuant to this Section 14(d) shall be the Fair Market Value of such Shares, as determined at the time of purchase, or if lesser, the price indicated in the written notice delivered by such Participant to the Company pursuant to paragraph (i), if applicable. Upon the Company’s exercise of its purchase right, the Secretary of the Company shall give written notice to the Company and all interested parties of the business day and hour for the closing of the purchase of the Shares subject to such purchase right at the principal office of the Company (the “Closing

Date”). Such Closing Date shall occur no later than thirty (30) days after the date of such notice. At the time of closing, certificates for the Shares being purchased shall be transferred of record to the Company, against payment to the seller(s) of the purchase price in cash or by cashier’s check.

15.    MISCELLANEOUS.

(a)    Other Terms and Conditions. The grant of any Award under this Plan may also be subject to other provisions (whether or not applicable to the Award made to any other Participant) as the Administrator determines appropriate, including, without limitation, provisions for:

(i)    the payment of the purchase price of Options by delivery of cash or other Shares or other securities of the Company (including by attestation) having a then Fair Market Value equal to the purchase price of such Shares, or by delivery (including by fax) to the Company or its designated agent, of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the Shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price;

(ii)    provisions giving the Participant the right to receive dividend payments or dividend equivalent payments with respect to the Shares subject to the Award (both before and after the Shares subject to the Award are earned, vested or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Shares, as the Administrator determines;

(iii)    restrictions on resale or other disposition, including requiring the Participant (or other interested party) to execute a stockholder’s agreement in such form and subject to such terms as the Company may prescribe; and

(iv)    Compliance with federal or state securities laws and stock exchange requirements.

(b)    Code Section 409A. The provisions of Code Section 409A are incorporated herein by reference to the extent necessary for any Award that is subject to Code Section 409A to comply therewith.

(c)    Employment or Service. The issuance of an Award shall not confer upon a Participant any right with respect to continued employment or service with the Company or any Affiliate, or the right to continue as a consultant or director. Unless determined otherwise by the Administrator, for purposes of the Plan and all Awards, the following rules shall apply:

(i)    A Participant who transfers employment between the Company and any Affiliate, or between Affiliates, will not be considered to have terminated employment;

(ii)    A Participant who ceases to be a non-employee director because he or she becomes an employee of the Company or an Affiliate shall not be considered to have ceased service as a director with respect to any Award until such Participant’s termination of employment with the Company and its Affiliates;

(iii)    A Participant who ceases to be employed by the Company or an Affiliate of the Company and immediately thereafter becomes a non-employee director of the Company or any Affiliate, or a Consultant to the Company or any Affiliate, shall not be considered to have terminated employment until such Participant’s service as a director of, or consultant to, the Company and its Affiliates has ceased; and

(iv)    A Participant employed by an Affiliate will be considered to have terminated employment when such entity ceases to be an Affiliate of the Company.

Notwithstanding the foregoing, with respect to an Award subject to Code Section 409A, a Participant shall be considered to have terminated employment upon the date of his separation from service within the meaning of Code Section 409A.

(d)    No Fractional Shares. No fractional Shares or other securities may be issued or delivered pursuant to this Plan, and the Administrator may determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights to fractional Shares or other securities will be canceled, terminated or otherwise eliminated.

(e)    Unfunded Plan. This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this Plan’s benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights are no greater than the rights of the Company’s general unsecured creditors.

(f)    Requirements of Law. The granting of Awards under this Plan and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any Award agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.

(g)    Governing Law. This Plan, and all agreements under this Plan, shall be construed in accordance with and governed by the laws of the State of Delaware, without reference to any conflict of law principles. Any legal action or proceeding with respect to this Plan, any Award or any Award agreement, or for recognition and enforcement of any judgment in respect of this Plan, any Award or any Award agreement, may only be brought and determined in a court sitting in the State of Delaware.

(h)    Limitations on Actions. Any legal action or proceeding with respect to this Plan, any Award or any Award agreement, must be brought within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint.

(i)    Construction. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used in the singular or plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply. Titles of sections are for general information only, and the Plan is not to be construed with reference to such titles.

(j)    Severability. If any provision of this Plan or any Award agreement or any Award (i) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (ii) would disqualify this Plan, any Award agreement or any Award under any law the Administrator deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Administrator, materially altering the intent of this Plan, Award agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such Award agreement and such Award will remain in full force and effect.

(k)    Award Agreement. No person shall have any rights under any Award granted under the Plan unless and until the Company and the Participant to whom such Award shall have been granted shall have executed and delivered an Award agreement or received any other Award acknowledgment authorized by the Administrator expressly granting the Award to such person and containing provisions setting forth the terms of the Award.